EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-91554 on Form S-8 of East West Bancorp, Inc. of our report dated June 29, 2006, appearing in this Annual Report on Form 11-K of East West Bank Employees 401(k) Savings Plan for the year ended December 31, 2005.

/s/DELOITTE & TOUCHE LLP

Los Angeles, California
June 29, 2006